Exhibit 99.1

Net Element Reports Third Quarter 2019 Financial Results and Provides Business Update

Revenue from value-added solutions increased over 58%

MIAMI, November 14, 2019 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment including point-of-sale (“POS”), e-commerce and mobile devices, today reports its financial results for the third quarter ended September 30, 2019, and provides a business update.

Conference Call:

The Company will host a conference call on November 15, 2019, at 8:30 a.m. EST to discuss third quarter 2019 financial results and business highlights. The conference call can be accessed live over the phone by dialing +1 (877) 303-9858, or for international callers +1 (408) 337-0139, and referencing conference code 3086210. It is recommended that participants dial in approximately 10 minutes prior to the start of the call.

The call will also be webcast live via https://edge.media-server.com/mmc/p/v4bn39j9. Following completion of the call, a recorded replay of the webcast will be available on the www.netelement.com/en/ir website.

Highlights for the third quarter 2019 financial results as compared with the third quarter of 2018 include:

●

Total transaction processing volume increased 14% to approximately $954 million, 20% of the total transaction volume is attributed to value-added solutions which increased 103% over the same comparable period last year

●	Net revenues of approximately $16.82 million, a decrease of 2.4% as compared to $17.24 million for the same period last year
●	North American Transactions Solutions revenue increased to $15.92 million a slight increase from $15.59 million for the same comparable period
●

International Transaction Solutions revenue decreased to approximately $900,000 from $1.65 million for the same comparable period. Transaction processing revenues in this segment have shown an improvement of over 29% over the second quarter of this year

●

Operating expenses were $3.6 million, an increase of approximately 5.9% as compared to $3.4 million for the same comparable period, primarily driven by an increase in depreciation and amortization expense from $500,000 to $800,000

●	Gross margin of approximately $2.74 million or 16.3% of net revenue, a slight increase from $2.68 million or 15.6% of net revenue for the same comparable period
●

Value-added solutions attributed $572,000 of net revenues for the quarter, up 58% over the same comparable period last year and $226,000 of gross margin or 39.5% of net revenues, an increase of 47% over the same comparable period

●	Net loss per share increased to $0.24 from $0.23 for the same comparable period

"Our quarterly results demonstrate a demand for our suite of value-added payment acceptance solutions, fueled by the continued growth in transactions processed utilizing our proprietary Netevia platform,” commented Oleg Firer, CEO of Net Element. “Despite the challenges we have experienced as part of the industry changes and wind-down of certain merchant category codes we serviced, in addition to the loss of revenue in our International Transaction Solutions segment, we have demonstrated a continued increase in gross margin for our North America Transaction Solutions segment and our ability to replace lost business. We continue to execute our strategy with a focus on delivering long term value to our shareholders, as such we will be exploring strategic alternatives for certain markets in our International Transaction Solutions segment.”

Discussions of Third Quarter Results

The comparative revenue and gross margin for the third quarter was negatively affected by the wind-down of accounts with certain merchant category codes. The wind-down of merchants in this channel was due to industry-wide changes for enhanced card association compliance. This revenue, which is included entirely within the North American Transaction Solutions segment, was $211,052 and $560,279 in the third quarters of 2019 and 2018, respectively. The corresponding gross margin associated with this revenue was $28,097 and $122,988 in the third quarters of 2019 and 2018, respectively.

Outlook

Our strategy is to ensure that our business remains successful in a rapidly changing market, creating sustainable value for all our stakeholders, including our clients, distribution partners and shareholders. We aim to achieve superior results for our clients by having a deep understanding of their payment acceptance needs, extensive market reach, strong product development and technology enablement.

Results of Operations for the Three Months Ended September 30, 2019 Compared to the Three Months Ended September 30, 2018

We reported a net loss attributable to common stockholders of approximately $1 million or $0.24 per share loss for the three months ended September 30, 2019 a compared to a net loss of approximately $900,000 or $0.23 per share loss for the three months ended September 30, 2018. The increase in net loss attributable to stockholders of approximately $100,000 was primarily due to a decrease in service fees of approximately $423,000, a corresponding increase of approximately $362,000 in the amortization of client acquisition costs, and the reversal of an over accrued liability of approximately $153,000 reflected as other income.

The following tables set forth our sources of revenues, cost of revenues and the respective gross margins for the three months ended September 30, 2019 and 2018.

Source of Revenues	Three Months Ended September 30, 2019	Mix	Three Months Ended September 30, 2018	Mix	Increase / (Decrease)
North American Transaction Solutions	$15,923,805	94.7%	$15,590,832	90.4%	$332,973
International Transaction Solutions	895,881	5.3%	1,651,926	9.6%	(756,045)
Total	$16,819,686	100.0%	$17,242,758	100.0%	$(423,072)

Cost of Revenues	Three Months Ended September 30, 2019	% of revenues	Three Months Ended September 30, 2018	% of revenues	Increase / (Decrease)
North American Transaction Solutions	$13,414,334	84.2%	$13,286,210	85.2%	$128,124
International Transaction Solutions	664,907	74.2%	1,273,598	77.1%	(608,691)
Total	$14,079,241	83.7%	$14,559,808	84.4%	$(480,567)

Gross Margin	Three Months Ended September 30, 2019	% of revenues	Three Months Ended September 30, 2018	% of revenues	Increase / (Decrease)
North American Transaction Solutions	$2,509,471	15.8%	$2,304,622	14.8%	$204,849
International Transaction Solutions	230,974	25.8%	378,328	22.9%	(147,354)
Total	$2,740,445	16.3%	$2,682,950	15.6%	$57,495

Net revenues consist primarily of service fees from transaction processing. Net revenues were approximately $16.8 million and approximately $17.2 million for the three months ended September 30, 2019 and 2018, respectively. The decrease in net revenues was primarily related to our International Transaction Solutions segment which experienced competition, certain economic challenges, and the loss of a major customer. In addition, growth in our North American Transaction Solutions segment was offset by the wind-down of certain merchant categories due to the industry-wide changes for enhanced card association and sponsoring compliance.

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, interchange expenses, processing, and non-processing fees. Cost of revenues for the three months ended September 30, 2019 were approximately $14.1 million as compared to approximately $14.6 million for the three months ended September 30, 2018.

The gross margin for the three months ended September 30, 2019 was approximately $2.7 million, or 16.3% of net revenues, as compared to approximately $2.7 million, or 15.6% of net revenues, for the three months ended September 30, 2018. The primary reason for the increase in the overall gross margin percentage was the result of North American Transaction Solutions fees associated with the processing of transactions utilizing our self-designated BIN/ICA due to an increase in the dollar volume processed as compared to the prior comparable quarter.

Operating Expenses Analysis:

Operating expenses were approximately $3.6 million for the three months ended September 30, 2019, as compared to $3.4 million for three months ended September 30, 2018. Operating expenses for the three months ended September 30, 2019 primarily consisted of selling, general and administrative expenses of approximately $2.4 million, bad debt expense of approximately $400,000 and depreciation and amortization expense of approximately $800,000. Operating expenses for the three months ended September 30, 2018 primarily consisted of selling, general and administrative expenses of approximately $2.3 million, bad debt expense of approximately $600,000, and depreciation and amortization expense of approximately $500,000.

The components of our selling, general and administrative expenses are reflected in the tables below.

Selling, general and administrative expenses for the three months ended September 30, 2019 and 2018 consisted of operating expenses not otherwise delineated in our Condensed Consolidated Statements of Operations and Comprehensive Loss, as follows:

Three months ended September 30, 2019
Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$304,391	$124,921	$729,426	$1,158,738
Professional fees	125,713	58,478	486,984	671,175
Rent	-	23,048	51,795	74,843
Business development	75,414	540	18,707	94,661
Travel expense	36,337	10,553	18,466	65,356
Filing fees	-	-	37,213	37,213
Transaction gains	-	7,169	-	7,169
Office expenses	91,051	4,460	12,093	107,604
Communications expenses	39,530	61,428	17,710	118,668
Insurance expense	-	-	42,418	42,418
Other expenses	15,073	1,672	4,196	20,941
Total	$687,509	$292,269	$1,419,008	$2,398,786

Three months ended September 30, 2018
Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$369,734	$286,377	$622,844	$1,278,955
Professional fees	29,626	79,853	487,623	597,102
Rent	-	22,935	51,222	74,157
Business development	29,949	1,063	3,619	34,631
Travel expense	28,736	2,338	32,863	63,937
Filing fees	-	-	5,608	5,608
Transaction losses	-	18,021	-	18,021
Office expenses	54,924	7,035	10,510	72,469
Communications expenses	33,073	42,966	33,227	109,266
Insurance expense	-	-	38,587	38,587
Other expenses	1,354	4,948	47,774	54,076
Total	$547,396	$465,536	$1,333,877	$2,346,809

Variance
Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$(65,343)	$(161,456)	$106,582	$(120,217)
Professional fees	96,087	(21,375)	(639)	74,073
Rent	-	113	573	686
Business development	45,465	(523)	15,088	60,030
Travel expense	7,601	8,215	(14,397)	1,419
Filing fees	-	-	31,605	31,605
Transaction gains	-	(10,852)	-	(10,852)
Office expenses	36,127	(2,575)	1,583	35,135
Communications expenses	6,457	18,462	(15,517)	9,402
Insurance expense	-	-	3,831	3,831
Other (income) expenses	13,719	(3,276)	(43,578)	(33,135)
Total	$140,113	$(173,267)	$85,131	$51,977

Salaries, benefits, taxes and contractor payments remained relatively steady on a consolidated basis for the three months ended September 30, 2019 as compared to the three months ended September 30, 2018. This was primarily due to the Company’s continued monitoring of operations and labor costs necessary to maintain or increase revenues, the boarding of quality merchants, and the reduction of the labor force in our International Transaction Solutions segment.

Segment	Salaries and benefits for the three months ended September 30, 2019	Salaries and benefits for the three months ended September 30, 2018	Increase / (Decrease)
North American Transaction Solutions	$304,391	$369,734	$(65,343)
International Transaction Solutions	124,921	286,377	(161,456)
Corporate Expenses & Eliminations	729,426	622,844	106,582
Total	$1,158,738	$1,278,955	$(120,217)

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Three Months Ended September 30, 2019
Net loss attributable to Net Element Inc stockholders	$(1,010,627)	$15,008	$(995,619)
Basic and diluted loss per share	$(0.24)	$-	$(0.24)
Basic and diluted shares used in computing loss per share	4,152,433		4,152,433
Three Months Ended September 30, 2018
Net loss attributable to Net Element Inc stockholders	$(910,414)	$22,500	$(887,914)
Basic and diluted loss per share	$(0.23)	$-	$(0.23)
Basic and diluted shares used in computing loss per share	3,901,218		3,901,218

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Nine Months Ended September 30, 2019
Net loss attributable to Net Element Inc stockholders	$(3,668,921)	$2,035,855	$(1,633,066)
Basic and diluted loss per share	$(0.91)	$0.51	$(0.40)
Basic and diluted shares used in computing loss per share	4,033,521		4,033,521
Nine Months Ended September 30, 2018
Net loss attributable to Net Element Inc stockholders	$(3,424,989)	$127,011	$(3,297,978)
Basic and diluted loss per share	$(0.88)	$0.03	$(0.85)
Basic and diluted shares used in computing loss per share	3,870,134		3,870,134

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the U.S. and selected emerging markets. In the U.S. it aims to grow transactional revenue by innovating SME productivity services using blockchain technology solutions and Aptito, our cloud-based, restaurant and retail point-of-sale solution. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions. Net Element was ranked as one of the fastest growing companies in North America on Deloitte's 2017 Technology Fast 500™. In 2017 we were recognized by South Florida Business Journal's as one of 2016's fastest growing technology companies. Further information is available at www.NetElement.com.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to whether the Company will achieve further growth or achieve its goals and when the Company will reach profitability. Additional examples of such risks and uncertainties include, but are not limited to (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; and (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

Tel. +1 (786) 923-0502

Media@NetElement.com

www.netelement.com